SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2011

Smart Kids Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-153294	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 234, 9768-170 St. Edmonton, AB Canada	T5T 5L4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 222-6257

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

As previously reported, on October 17, 2011, Smart Kids Group, Inc., a Florida corporation (the “Company”), entered into a merger transaction (the “Merger”) with Paragon GPS Inc., a Delaware corporation (“Paragon”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, SKGI Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Paragon.

On November 4, 2011, the Company, Paragon and Merger Sub entered into an Amended and Restated Agreement and Plan of Merger (the “Amendment”). The Merger Agreement contained a provision for a reverse split of the Company’s outstanding shares at a ratio of 1 for 10. The Amendment revised the ratio for the reverse split to 1 for 100. The Amendment further modified the allotment of “Exempt Issuances” that both the Company and Paragon may issue of their respective shares of common stock prior to the Closing. Finally, the Amendment corrected the number of issued and outstanding shares for both the Company and Paragon.

The foregoing summary of the Amendment is subject to, and qualified in its entirety by, the full text of the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement and Plan of Merger dated November 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Kids Group, Inc.

/s/ Richard Shergold

Richard Shergold

Chief Executive Officer

Date: November 4, 2011